UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2009
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	0-16914 (Commission File Number)	31-1223339 (I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Form of Award Agreement
On March 5, 2009, the board of directors of the Company approved a form of restricted share unit (“RSU”) agreement for the president and CEO of the company. Also on March 5, 2009, the compensation committee of the board of directors of the Company approved the same RSU form of agreement for the Company’s executive officers. An RSU represents the right to receive one Class A Common share of the Company. RSU grants are made pursuant to the Company’s Long-Term Incentive Plan which has been previously filed with the SEC. A copy of the Employee Restricted Stock Unit form of Agreement is filed as Exhibit 10.79.
Item 9.01 Financial Statements and Exhibits

Exhibit		Exhibit No.
Number	Description of Item	Incorporated

10.79	Employee Restricted Stock Unit Agreement	10.79

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY
BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller

Dated: March 9, 2009

4